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                                                                     EXHIBIT 8.1



                                              May 1, 1997



Mid-State Trust VI
c/oWilmington Trust Company
   1100 North Market Street
   Wilmington, Delaware 19890



Re:Mid-State Trust VI
     Registration Statement No. 333-23667



Ladies and Gentlemen:



    We have acted as special federal income tax counsel to Mid-State Trust VI, a Delaware business trust (the "Issuer"), in connection with the issuance and sale of its asset-backed notes (the "Notes"). The Notes will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. Terms used and not defined herein shall have the meanings given in the prospectus referred to below.



    We have advised the Issuer with respect to certain federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "Summary of Terms--Tax Status of the Notes" and "Material Federal Income Tax Consequences" in the Prospectus relating to the Notes contained in the Registration Statement (No. 333-23667), as amended by Pre-Effective Amendment No. 1 on Form S-11 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on May 1, 1997 for the registration of such Notes under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.



    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal income tax counsel to the Issuer) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or any amendment thereto, including this exhibit.



                                          Very truly yours,
                                          /s/ Brown & Wood LLP